UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

BIO SOLUTIONS MANUFACTURING, INC.
(Exact name of registrant as specified in its charter)

New York	0-32131	16-1576984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1161 James Street, Hattiesburg, MS	39401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (601) 582-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

On September 1, 2006, we engaged Sherb & Co., LLP to act as our independent accountants. Before August 4, 2006, the date on which Baum & Company, P.A. resigned as our independent accountants, we had not consulted Sherb & Co., LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO SOLUTIONS MANUFACTURING, INC. (Registrant)

Date: September 19, 2006	By:	/s/ David S. Bennett
David S. Bennett, President